Exhibit 99.1

FOR IMMEDIATE RELEASE
For additional information contact:	AirNet Systems, Inc.	InvestQuest, Inc.
	Gary Qualmann	Bob Lentz
	(614) 532-4072	(614) 876-1900

AIRNET SYSTEMS, INC. ANNOUNCES INITIATION OF MARKETING PROCESS

COLUMBUS, Ohio — May 4, 2005-— AirNet Systems, Inc. (NYSE:ANS) today announced that the Board of Directors unanimously authorized Brown Gibbons Lang & Company (“BGL”) to solicit potential offers to acquire the Company. As announced in January 2005, BGL is the investment banking firm retained as the Company’s financial advisor to analyze the Company’s strategic alternatives to enhance shareholder value. The Board’s decision comes after careful consideration of and is consistent with the recommendations provided by BGL. The Company conducts its business in two segments, Delivery Services which includes Bank services and Express services, and Passenger Charter services through Jetride, Inc., a wholly-owned subsidiary.

The Board also established a Special Committee consisting solely of the independent directors to oversee the marketing process. The Company, through the Special Committee and Board, reserves the right to alter or terminate the marketing process at any time. At this point in time the Board has not authorized the sale of the Company.

By taking these steps, the Company’s Board is seeking to increase shareholder value while addressing the resource needs in its growing businesses amid the challenges arising from the evolution of electronic settlement alternatives in the Bank marketplace.

The Company anticipates that initial indications of interest will be received within approximately ninety days. The Company does not expect to comment further publicly with respect to the marketing process until the Company deems it appropriate to do so. In view of the marketing process, the Company’s Annual Meeting of Shareholders will be postponed until later in the year.

In addition, upon the recommendation of an independent third-party compensation consultant and the Compensation Committee, the Board recently extended employment agreements to Gary Qualmann, the Company’s Chief Financial Officer, and Larry Glasscock, the Company’s Senior Vice President responsible for Express services to further solidify the leadership team.

About AirNet

AirNet Systems, Inc. focuses its resources on providing value-added, time-critical aviation services to a diverse set of customers in the most service-intensive, cost-effective manner possible. AirNet operates an integrated national transportation network that provides expedited transportation services to banks and time-critical small package shippers nationwide. Jetride, Inc., a wholly-owned subsidiary, provides passenger charter services nationwide to individuals and businesses. The Company currently operates 130 aircraft located strategically throughout the United States. To find out more, visit AirNet’s website at www.airnet.com.

About BGL

BGL is a NASD-registered independent investment bank serving middle market companies throughout the U.S. and internationally, with offices in Cleveland, Ohio and Chicago, Illinois. To find out more, visit BGL’s website at www.bglco.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained in this release of AirNet Systems, Inc., the matters discussed, including, but not limited to, information regarding future economic performance and plans and objectives of AirNet’s management, are forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe”, “anticipate”, “estimate”, “expect”, “intend”, “may”, “plan”, “project” and similar expressions are intended to be among statements that identify forward-looking statements. Such statements involve risks and uncertainties including, but not limited to, the following which could cause actual results to differ materially from any forward-looking statement: potential regulatory changes by the Federal Aviation Administration (“FAA”), which could increase the regulation of AirNet’s business, or the Federal Reserve, which could change the competitive environment of transporting canceled checks; changes in check processing and shipment patterns of bank customers; the continued acceleration of migration of AirNet’s Bank customers to electronic alternatives to the physical movement of cancelled checks; disruptions to operations due to adverse weather conditions and air traffic control-related constraints or aircraft accidents; potential further declines in the values of aircraft in AirNet’s fleet and any related asset impairment charges; the ability to successfully market the Passenger Charter business in light of global changes in the commercial airline industry; potential changes in locally and federally mandated security requirements; increases in aviation fuel costs not fully offset by AirNet’s fuel surcharge program; acts of war and terrorist activities; the acceptance of AirNet’s time-critical service offerings within targeted Express markets; technological advances and increases in the use of electronic funds transfers; the availability and cost of financing required for operations; the impact of unusual items resulting from ongoing evaluation of our business strategies; as well as other economic, competitive and domestic and foreign governmental factors affecting AirNet’s markets, prices and other facets of its operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Please refer to the sections captioned “Forward-looking statements” and “Risk factors” in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 of AirNet Systems, Inc. for additional details relating to risk factors that could affect AirNet’s results and cause those results to differ materially from those expressed in forward-looking statements.

###

2